       [FIDELITY FEDERAL BANK LOGO]

       ADMINISTRATIVE OFFICES
       4565 COLORADO BOULEVARD
       P.O.BOX 1631
       GLENDALE, CALIFORNIA 91209-1631 (818)956-7100

       January 4, 1994

       Mr. James E. Stutz
       1702 Sienna Canyon Drive
       Encinitas, CA 92024

       Dear Jim:

       We are pleased that you are considering our offer of employment as Executive Vice President of Retail Banking. Everyone who spoke with you was impressed with your qualifications and concluded that you fit our vision of the ideal person to oversee this important function.

       Accordingly, we extend this formal offer of employment to include the following terms and conditions:

       .  Corporate title: Executive Vice President, Retail Banking Group

       .  Reporting to: Richard M. Greenwood, President and CEO

       .  Annual salary: $180,000 paid bi-weekly over 26 pay periods per year

       . Incentive potential is equal to 40% of base salary, incentive is paid annually.

       . You will receive use of a new luxury car plus all maintenance, insurance, registration, and gasoline, or $1,150 a month allowance.

       . You will receive an up-front relocation bonus of $25,000 grossed up on your first day of employment.

       . You will receive a temporary housing allowance of $1500.00 a month for the first six (6) months of your employment to cover costs of normal living expenses in the Glendale area, (i.e. room, board, etc).

       . You will be eligible for executive medical benefits from your date of hire.

                                 Exhibit 10.19

       James E. Stutz
       Offer Letter
       January 4, 1994

       In addition to the aforementioned, we are prepared to offer the following severance arrangement. If your employment with the bank is terminated in the event of the Bank's sale or recapitalization:

       . You will be entitled to 12 months of salary as severance during the subsequent period of your employment. This will be as witnessed by a change-in-control severance agreement, to be signed on the date of your employment.

       Please acknowledge your acceptance of the above terms and conditions by signing below and returning one of the copies of this letter. In the meantime, if you have any questions or need further information please call.

       Sincerely,

       /s/ WALTER F. ABBOTT

       Walter F. Abbott
       Vice President, Human Resources


       /s/ JAMES E. STUTZ              JANUARY 4, 1994
       --------------------------      -------------------
       James E. Stutz                  Date

                                       2